EX.99.906CERT
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the The Chaconia Income & Growth Fund Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the The Chaconia Income & Growth Fund Inc. for the period ended June 30, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the The Chaconia Income & Growth Fund, Inc. for the stated period.

/s/ Michael Alexander		/s/ Euctrice Carrington

Michael Alexander		Eutrice Carrington
President,		Treasurer,
The Chaconia Income & Growth Fund, Inc.		The Chaconia Income & Growth Fund, Inc.

Dated:	September 5, 2005
This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by The Chaconia Income & Growth Fund, Inc. for purposes of the Securities Exchange Act of 1934.